Exhibit 99.1
Ellington Credit Company Reports Preliminary Fourth Quarter 2024 Results and Provides Conversion Update
OLD GREENWICH, Connecticut, February 3, 2025—Ellington Credit Company (NYSE: EARN) ("we") today reported the following preliminary fourth quarter financial results, and update on its portfolio and pending conversion to a CLO closed-end fund.
•Book value per common share is estimated to be in the range of $6.52 to $6.54 as of December 31, 2024, including the effects of dividends of $0.24 per common share declared during the quarter.
•Net income (loss) per common share is estimated to be in the range of $(0.08) to $(0.06) for the quarter ended December 31, 2024.
•Adjusted Distributable Earnings1 per common share is estimated to be in the range of $0.26 to $0.28 for the quarter ended December 31, 2024. Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Adjusted Distributable Earnings to Net Income (Loss)" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
•Total shareholders’ equity is estimated to be $195 million as of December 31, 2024.
•CLO portfolio and MBS portfolio increased to approximately $170 million and $510 million, respectively, as of December 31, 2024.
•Capital allocation2 to CLOs was approximately 72% as of December 31, 2024 as compared to 58% as of September 30, 2024.
•Expected conversion to a closed-end fund on or before April 1, 2025.
As previously announced, our shareholders approved the conversion to a Delaware registered closed-end fund. The newly converted entity will operate as a regulated investment company (“RIC”) under the Internal Revenue Code, focusing on corporate CLO investments. The conversion is anticipated to be completed on or before April 1, 2025, and will be accompanied by a separate press release.
The above financial information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the quarter and year ended December 31, 2024. As a result, the preliminary results set forth above reflect our preliminary estimate with respect to such information, based on information currently available to management. Our actual financial results for the quarter ended December 31, 2024 may differ materially from these preliminary financial results, and may be outside the estimated ranges where applicable. Further, these preliminary estimates are not a comprehensive statement or estimate of our financial results for the quarter ended December 31, 2024. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.
These preliminary estimates, which are the responsibility of our management team, were prepared by our management team and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and we undertake no obligation to update this information. The preliminary financial information included in this press release has been prepared by, and is the responsibility of, our management team. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this preliminary financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or provide any other form of assurance with respect thereto.
Reconciliation of Adjusted Distributable Earnings to Net Income (Loss)
We present herein an estimated range of Adjusted Distributable Earnings per common share for the quarter ended December 31, 2024. We calculate "Adjusted Distributable Earnings" as net income (loss) adjusted for: (i) net realized and change in net unrealized gains and (losses) on securities, financial derivatives, and foreign currency transactions; (ii) net realized and change in net unrealized gains (losses) associated with periodic settlements on interest rate swaps; (iii) other income or loss items that are of a non-recurring nature, if any (iv) Catch-up Amortization Adjustment (as defined below); and (v) provision for income taxes. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
1 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Adjusted Distributable Earnings to Net Income (Loss)" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
2 Percentages shown are of net assets, as opposed to gross assets deployed.

Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our portfolio, after the effects of financial leverage; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our peers. Our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; Adjusted Distributable Earnings excludes certain items, such as most realized and unrealized gains and losses, that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
The following table reconciles, for the quarter ended December 31, 2024, our estimated range of Adjusted Distributable Earnings per common share to our estimated net income per common share, which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended December 31, 2024
	Estimated Lower Bound	Estimated Upper Bound
Net Income (Loss)	$(0.08)	$(0.06)
Income tax expense (benefit)	(0.01)	(0.01)
Net Income (Loss) before income taxes	(0.09)	(0.07)
Adjustments:
Realized and unrealized (gains) losses, net(1)	0.29	0.31
Strategic transformation costs and other adjustments(2)	0.04	0.06
Adjusted Distributable Earnings	$0.26	$0.28
(1)Includes realized and unrealized (gains) losses on securities and financial derivatives (excluding periodic settlements on interest rate swaps).
(2)Includes strategic transformation costs, other expense adjustments as well as negative (positive) component of interest income represented by Catch-up Amortization Adjustment.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements or from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, our ability to pivot our investment strategy to focus on CLOs, a deterioration in the CLO market, our ability to utilize our net operating loss carryforwards, our ability to convert to a closed end fund/RIC, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through the link to our SEC filings under "For Investors" on our website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K, and 8-K. New risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our actual results to differ from those contained in any forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This press release is not an offer to sell any securities and is not soliciting an offer to buy any securities. The information contained in this press release does not constitute or form part of any offer for sale or subscription of or solicitation or invitation of any offer to buy or subscribe for any securities, nor shall it or any part of it form the basis of or be relied on in connection with any contract or commitment whatsoever.
In addition, this press release is not a solicitation of votes or proxies. Any such solicitation will only be made pursuant to a proxy statement or other appropriate proxy materials filed with the SEC and labeled as such.
About Ellington Credit Company
Ellington Credit Company (the "Company"), formerly known as Ellington Residential Mortgage REIT, was initially formed as a real estate investment trust ("REIT") that invested primarily in residential mortgage-backed securities ("MBS"). On March 29, 2024, the Company's Board of Trustees approved a strategic transformation of the Company's investment strategy to focus on corporate CLOs, with an emphasis on mezzanine debt and equity tranches. In connection with this transformation, the Company revoked its election to be taxed as a REIT (and therefore to be taxed as a C-Corp) effective January 1, 2024, and rebranded as Ellington Credit Company. At a special meeting on January 17, 2025, shareholders overwhelmingly approved the Company's conversion to a Delaware registered closed-end fund to be treated as a regulated investment company under the Internal Revenue Code. The Company expects the conversion to be completed on or before April 1, 2025.
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